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                        AUTOMATIC YEARLY RENEWABLE TERM

                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      and
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                            Effective: June 15, 2001

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                                    ARTICLES
I.      Parties to the Agreement                                             3
II.     Reinsurance Coverage                                                 3
III.    Liability                                                            4
IV.     Notification of Reinsurance                                          4
V.      Reinsurance Premiums                                                 5
VI.     Oversights                                                           7
VIII.   Reductions, Terminations, and Changes                                7
IX.     Increase in Retention                                                8
X.      Reinstatement                                                        8
XI.     Expenses                                                             9
XII.    Claims                                                               9
XIII.   Extra-Contractual Damages                                           11
XIV.    Inspection of Records                                               11
XV.     DAC Tax - Section 1.848-2 (g)(8) Election                           11
XVI.    Insolvency                                                          12
XVII.   Offset                                                              13
XVIII.  Arbitration                                                         13
XIX.    Termination                                                         15
XX.     Entire Agreement and Amendments                                     15
XXI.    Confidentiality                                                     15
XXII.   Notices and Communications                                          16
XXIII.  Effective Date                                                      17
XXIV.   Execution                                                           17
                                   SCHEDULES
A.      Specifications                                                      18
B.      Basis of Reinsurance                                                19
                                    EXHIBITS
I.      Reinsurance Premium Calculation                                     20
II.     Retention, Binding, and Issue Limits                                21
III.    Premium Rates                                                       22

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

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                                   ARTICLE I
                            PARTIES TO THE AGREEMENT

This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company) and The Lincoln National Life Insurance Company (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to each of the Hartford Life Companies individually, unless otherwise set forth herein.

                                   ARTICLE II
                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below. The specifications for all reinsurance under this Agreement are provided in Schedule A.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for automatic reinsurance as set forth below, Reinsurer will participate in a reinsurance Pool whereby Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule
A. The requirements for automatic reinsurance are as follows:

1. The individual risk must be a resident of the United States or Canada at the time of application.

2. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. This individual risk will be determined to be a true Table 1,2,3 or 4 based on the Ceding Company's normal underwriting guidelines and will be issued as a Standard Risk.

3. Any risk offered on a facultative basis by the Ceding Company to the Reinsurer or any other company will not qualify for automatic reinsurance under this Agreement for the same risk and same life.

4. The minimum issue age on any risk will be age 5 and the maximum issue age on any risk will be age 75.

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B.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

C.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III
                                   LIABILITY

A. The Reinsurer's liability for automatic reinsurance will begin simultaneously with the Ceding Company's liability.

B. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

C. The Reinsurer's liability for reinsurance on the individual risk will terminate when the Ceding Company's liability terminates.

D. Each pool member's liability shall be separate and not joint liability with the other pool members.

E. Payment of reinsurance premiums is a condition precedent to the Reinsurer's liability.

F. The Reinsurer shall establish reserves on Reinsurer's position of the policy on the reserve basis specified in Schedule B.

                                   ARTICLE IV
                          NOTIFICATION OF REINSURANCE

A. For automatic reinsurance, the Ceding Company will notify the Reinsurer on the monthly statement as described in Article V.

B. When reinsurance is reduced or changed, the Ceding Company will notify the Reinsurer on the monthly accounting statement.

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                                   ARTICLE V
                              REINSURANCE PREMIUMS

A.  Computation

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting

1.  Payment of Reinsurance Premiums

For automatic reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes and terminations.

If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by Ceding Company for the current month and any remaining balance due the Ceding Company shall be paid by the Reinsurer within (60) sixty days after the Ceding Company submits the statement.

2.  Termination Because of Non-Payment of Premium

If reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on the monthly statement by giving the Ceding Company ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the ninety-day period, the Reinsurer's liability will terminate for:

       a.   The risks described in the preceding sentence, and

       b. The risks where the reinsurance premiums became delinquent during the ninety day period.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned.

3.  Reinstatement of a Delinquent Statement

The Ceding Company may reinstate the terminated risks within sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

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4.  Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.  Detailed Listing

Upon request only, the Ceding Company will send the Reinsurer a detailed listing of all automatic reinsurance in force as of the close of the immediately preceding calendar year.

6.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept reinsurance rates at the current level, the Reinsurer reserves the right to increase the reinsurance rates but only when the Ceding Company increases the rates to the policy owner. The increase to the reinsurance rates on a given policy shall be no more than proportional to the increase to the policy owner's rates.

7.  Overpayment of Premium

If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment.

8.  Underpayment of Premium

If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an oversight defined in Article VI, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

The Reinsurer reserves the right to charge interest on overdue premiums. The interest will be calculated according to the 90 Day Federal Government Treasury Bill rate as first published in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation will be simple interest "Bankers' Rule" (or 360 day year).

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                                   ARTICLE VI
                                   OVERSIGHTS

If there is an unintentional oversight, misunderstanding, delay or error in the administration of this Agreement by Ceding Company or Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight, misunderstanding, delay or error is first discovered. Both Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred.

                                  ARTICLE VIII
                      REDUCTIONS, TERMINATIONS AND CHANGES

A.  Replacement or Change

If there is a contractual change, or non-contractual replacement of the insurance reinsured under this Agreement where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required, the insurance may continue to be reinsured with the Reinsurer at point in scale rates provided it meets the minimum reinsurance cession amount stated in Schedule A.

B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

       a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

       b. The increase is not subject to new underwriting evidence, then Reinsurer will accept automatically the increase in reinsurance but not to exceed the automatic binding limit.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by Ceding Company on an individual life reduces or terminates, Ceding Company will recalculate its retention on any remaining risk(s) inforce on that life with the intent of holding the appropriate retention under each applicable reinsurance agreement.

The retention limit which was in effect at the time that each remaining risk was issued will be used. The Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating, and risk classification at the time of issue for any policy. Ceding Company will first recalculate the retention on the policy(ies) having the same mortality rating as the terminated policy(ies). Order of recalculation will secondarily be determined by policy effective date, oldest first.

D.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for

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the risk involved will be terminated on the effective date of termination.

E.  Multiple Reinsurers

If a risk is shared by more than one Reinsurer, Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

                                   ARTICLE IX
                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance under this Agreement when the retention limit increases. The Ceding Company may exercise it's option to recapture by giving written notice to the Reinsurer within ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then

1. The Ceding Company must reduce the reinsurance on each individual life on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

2. No recapture will be made to reinsurance on an individual life if (a) the Ceding Company retained a special retention limit less than the maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain insurance on the life.

3. The Ceding Company must increase its total amount of insurance on the individual life up to the new retention limit by reducing the reinsurance. If an individual life is shared by more than one reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same percentage as the initial reinsurance on the individual risk.

4. The reduction in reinsurance will become effective on the next annual premium anniversary after the individual policy has been inforce for at least ten (10) years.

                                   ARTICLE X
                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

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A.  Automatic Cases

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premiums under the policy. When the policy is reinstated by the Ceding Company, the reinsurance will be automatically reinstated.

                                   ARTICLE XI
                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                  ARTICLE XII
                                     CLAIMS

A.  Liability

The Reinsurer's liability for the insurance benefits reinsured under this Agreement will be the same as the Ceding Company's liability for such benefits. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

If a claim is made under insurance reinsured under this Agreement, Reinsurer will abide by the issue as it is settled by the Ceding Company. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Ceding Company will receive payment of the reinsurance proceeds when the Ceding Company makes the settlement of the policy proceeds. The Ceding Company will deliver a copy of the proof of death, check copy or proof of payment and the claimant's statement to the Reinsurer.

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

The Ceding Company reserves the right to charge interest on reinsurance proceeds. The interest will be calculated according to the 90 Day Federal Government Treasury Bill rate as first published in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation will be simple interest "Bankers' Rule" (or 360 day year).

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D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest insurance reinsured under this Agreement or to assert defenses, and if the Ceding Company's contest of such insurance results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's percentage of the increase or reduction will be the net amount at risk on the individual life as it relates to the total net amount at risk on the date of the death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of its liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

If the Reinsurer should recommend that the Ceding Company contest any claim during the contestable period and this decision is not agreed to by the Ceding Company, the Reinsurer shall indemnify the Ceding Company for any expenses, liabilities, judgements, awards and costs the Ceding Company may incur from the denial of the claim.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agent and employees and the cost of routine investigations such as inspection reports.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of insurance or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the net amount at risk for both companies. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Contestable Period

If, during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

I.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation or misstatement on an application or a death of an insured risk by

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suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

                                  ARTICLE XIII
                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages which are awarded against the Ceding Company as a result of acts, omissions or course of conduct committed solely by the Ceding Company with no involvement of the Reinsurer in connection with the insurance reinsured under this Agreement.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which the Reinsurer was a party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.

                                  ARTICLE XIV
                             INSPECTION OF RECORDS

Each party will have the right, at any reasonable time, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                   ARTICLE XV
                                    DAC TAX
                         SECTION 1.848-2(g)(8) ELECTION

A. The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code") whereby:

       (i) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code section 848(c)(1); and

       (ii) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

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B.  As used in this Article XV, the terms "net positive consideration",
"specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2(g)(8) and Code
Section 848 as of June 15, 2001.

C. The method and timing of the exchange of this information shall be as follows:

       (i) The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

       (ii) The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies. The Reinsurer shall return the completed schedule to the Ceding Company by June 1 of each year.

       (iii) If there are any discrepancies between the Ceding Company's and the Reinsurer's calculation of net consideration, the parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both parties by July 1 of each year.

       (iv) Each party shall attach the final schedule to their respective U.S. federal income tax returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article XV and shall be signed by both parties.

D. This DAC Tax Election shall be effective on the effective date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under either the provisions of Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in Article XV of this Agreement, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents and shareholders, harmless from any liability and all liability, loss, damages, fines, penalties, interest and reasonable attorney's fees, which the Ceding Company, its directors, officers, employees, agents and shareholders, may sustain by reason of such breach.

                                  ARTICLE XVI
                                   INSOLVENCY

A.  Insolvency of Reinsurer

If the Reinsurer becomes insolvent as determined by the Department of Insurance responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. All reinsurance ceded under this Agreement may be recaptured by the Ceding Company without charge or penalty as of the date Reinsurer fails to meet its

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obligations under this Agreement.

B.  Insolvency of Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company or Hartford Life and Annuity Insurance Company should become insolvent, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver or statutory successor will give written notice of a pending claim against Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVII
                                     OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this shall be offset, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                 ARTICLE XVIII
                                  ARBITRATION

The Ceding Company and the Reinsurer mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practice of the insurance and reinsurance industry. While both the Ceding Company and the Reinsurer agree to act in

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good faith in its dealings with each other, it is understood and recognized that situations may arise in which they cannot reach an Agreement.

In the event that any dispute cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

Within ten days after one of the parties has given the other the first written notification of the specific dispute, each of the parties will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within thirty days of their first meeting, both parties agree that they will submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional thirty days.

No later than fifteen days after the final negotiation meeting, the officers taking part in the negotiation will give both the Ceding Company and the Reinsurer written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

An arbitration panel consisting of three past or present officers of life insurance and reinsurance companies not affiliated with either of the parties in any way will settle the dispute. Each party will appoint one arbitrator and the two will select a third. If the two arbitrators cannot agree on the choice of a third within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

The Ceding Company and the Reinsurer shall bear the expense of its own arbitrator and shall jointly bear with the other the expense of the third arbitrator. In the absence of a decision to the contrary by the arbitration panel, the Ceding Company and the Reinsurer shall jointly share in all other costs of the arbitration.

The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of ARIAS-US, which are in effect at the time the arbitration begins.

The arbitration will take place in Hartford, Connecticut unless the parties mutually agree otherwise.

Within sixty days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both the Ceding Company and the Reinsurer and there will be no further appeal.

The parties may mutually agree to extend any of the negotiation or arbitration periods shown in

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this Article.

Unless otherwise decided by the arbitrators, the parties will share in their proportion of all expenses resulting from the arbitration, including the fees and expenses for the arbitrators, except that each Party will be responsible for its own attorneys' fees.

                                  ARTICLE XIX
                                  TERMINATION

A. Each Hartford Life Insurance Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all automatic reinsurance that becomes effective prior to termination of this Agreement. After termination the terminating parties shall be liable for all automatic reinsurance which has an application date on or before the effective date of the termination.

                                   ARTICLE XX
                        ENTIRE AGREEMENT AND AMENDMENTS

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits shall constitute the entire contract between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

                                  ARTICLE XXI
                                CONFIDENTIALITY

As used herein, "Confidential Information" means all of our confidential, proprietary or trade secret information, including, but not limited to, all information on Ceding Company's customers and claimants and other information the Ceding Company discloses to the Reinsurer.

The Reinsurer shall maintain the confidentiality of the Confidential Information, shall use it only for purposes for which it was disclosed and shall not disclose it to any other person except to

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employees, agents and other persons who need to know such Confidential
Information to carry out the purposes for which it was disclosed and who agree to maintain the confidentiality of the information provided herein.

                                  ARTICLE XXII
                           NOTICES AND COMMUNICATIONS

All notices and communications under this treaty should be sent to:

Individual Life Product Financial Analysis

Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:          Thomas P. Kalmbach, FSA, MAAA
                           Assistant Vice President

With a copies to:

Chief Actuary
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:          Craig Raymond, FSA, MAAA
                           Executive Vice President

General Counsel
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:          Christine Repasy
                           Senior Vice President

                                 ARTICLE XXIII
                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after June 15, 2001.

                                  ARTICLE XXIV
                                   EXECUTION

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:    /s/ [ILLEGIBLE]                    Attest: /s/ [ILLEGIBLE]
       ---------------------------------         -------------------------------
Title: Vice President                     Title: 2nd Vice President
Date:  12/9/02                            Date:  12/9/02

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Timothy M. Fitch               Attest: /s/ Thomas P. Kalmbach
       ---------------------------------         -------------------------------
       Timothy M. Fitch, FSA, CLU                Thomas P. Kalmbach, FSA, MAAA
       Senior Vice President                     Assistant Vice President
       Individual Life Product &
       Marketing
Date:  10/25/02                           Date:  11/7/2002

                                   SCHEDULE A
                                 SPECIFICATIONS

TYPE OF BUSINESS                Individual life insurance issued by the
                                Ceding Company
REINSURER'S POOL SHARE          Reinsurer shall automatically reinsure
                                      of the amount at risk on a policy
                                reinsured by the Pool.

PLANS OF INSURANCE
POLICY TYPES                                       RIDERS
----------------------------------------------------------------------------
Stag Universal Life             Other Covered Insured (UL)
Artisan Variable Life           Term Rider (on base or other insured)
Protector Variable Life         ADB Benefit (not reinsured)
Accumulator Variable Life       Deduction Amount Waiver Rider
                                Waiver of Monthly Deduction
                                Waiver of Specified Amount
                                Enhanced No Lapse Guarantee Rider
                                Estate Tax Repeal Benefit Rider
                                Level Compensation Endorsement
                                Terrorism Exclusion Rider
                                War Exclusion Rider
                                Disintermediated Endorsement
                                Children's Life Insurance Rider
                                Maturity Date Extension

MINIMUM FACE AMOUNT: [Redacted]

MAX FACE AMOUNT: [Redacted]

                                   SCHEDULE B

                              BASIS OF REINSURANCE

LIFE PRODUCTS

[Redacted]

EXCHANGES

Exchanges from one single life plan reinsured under this agreement to a different single life plan, for the purpose of allowing the policyowner premium flexibility (UL) or potentially higher investment return (VL), will be reinsured hereunder as new business at first year reinsurance rates if the new plan has been fully underwritten and has new contestable and suicide exclusion periods. Otherwise, the reinsurance rates will be point-in-scale.

RESERVE BASIS

[Redacted]

                                   EXHIBIT I

                        REINSURANCE PREMIUM CALCULATION

1.  LIFE REINSURANCE PREMIUM

[Redacted]

2.  FLAT EXTRA PREMIUMS

The flat extra premium will be the annual flat extra premium which the Ceding Company charges the insured on that amount of the insurance reinsured less the following allowances:

DURATION OF FLAT EXTRA PREMIUM                       FIRST YEAR     RENEWAL YEARS
------------------------------------------------------------------------------------
  Less than 5 years                                 [Redacted]    [Redacted]
  5 years or more

3.  PREMIUM TAX

Premium tax will not be reimbursed.

4.  RIDERS

Term riders, cost of living riders, and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. Waiver of premium rates are attached and are per dollar of annualized amount. Deduction amount waiver rates (also called "waiver of monthly deductions") are attached, and the charge for this benefit is a rate times the monthly deduction amount. Our retention on both types of waivers is proportional to our retention on the death benefit.

                                   EXHIBIT II

                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
        (Applicable to Single Life Pool Business -- NOT LS and NOT SST)
                               Effective 6/15/01

RETENTION LIMITS
[Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[Redacted]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
[Redacted]

JUMBO LIMIT
[Redacted]

                                  EXHIBIT III

                                 PREMIUM RATES

                                   [Redacted]

The rates to be used to calculate premium for automatic issues are attached.

  2001 Lincoln Re Base Rates    Multiclass Products

Male Nonnicotine Preferred

SL01 LNL base rates 08-17-01    LNL reinsurance base rates 2001
                                Multiclass 10/22/2002

                                   AMENDMENT

   to the Reinsurance Agreements (referred to individually as "Agreement" and collectively as the "Agreements") listed on the attached Exhibit A between

Hartford Life and Accident Insurance Company and Hartford Life Insurance Company
  and Hartford Life and Annuity Insurance Company all of Simsbury, Connecticut
                hereinafter referred to as the "Ceding Company"

                                      and

       The Lincoln National Life Insurance Company of Fort Wayne, Indiana
                   hereinafter referred to as the "Reinsurer"

For purposes of this Amendment, it is understood by the parties that any references to the "Ceding Company" in this Amendment, shall be understood to mean the Ceding Company, the Ceding Company's specific or abbreviated name, the Issuing Company, the Issuing Insurer, the Company, the Insuring Company, the Insurer, the Reinsured or a similar reference in the Agreements. Further, any references to the "Reinsurer" shall be understood to mean the Lincoln, the Reinsurer, the Reinsuring Company or a similar reference in the Agreements, and the Ceding Company and the Reinsurer will collectively be referred to as the "Parties" and individually referred to as a "Party".

                                    RECITALS

1. The Reinsurer was an accredited reinsurer with the New York State Department of Insurance (the "New York Accreditation") as of the date the Agreements were executed.

2. The Reinsurer discontinued its New York Accreditation effective October 1, 2007.

3. The Ceding Company wishes to maintain its credit for reinsurance ceded under the Agreements in the State of New York.

4. The Reinsurer agrees to provide security to allow the Ceding Company to maintain its credit for reinsurance ceded under the Agreements in the State of New York.

In consideration of these facts and the mutual promises and covenants contained herein, the Parties agree to amend the Agreements to include the following.

1. The Parties intend that credit for reinsurance ceded under this Agreement shall be allowed the Ceding Company in its statutory financial statements filed in all states within the United States of America in which the Ceding Company is licensed, accredited or otherwise authorized to transact business ("Credit"). The Reinsurer represents to the Ceding Company that it is properly licensed or accredited in all states except the State of New York, and shall notify the Ceding Company immediately upon any change in or loss of such licensing or accreditation.

2. In order for credit for reinsurance ceded under this Agreement to be allowed the Ceding Company in its statutory financial statements filed in the state of New York, the Reinsurer shall establish and maintain security at least equal to the Security Amount, as defined in Section 5, at its sole expense, on an annual basis. Such security will be provided in the form of a clean, irrevocable letter of credit acceptable under the insurance laws and regulations of the State of New York.

3. The Parties shall use best efforts to ensure that Credit shall remain available to the Ceding Company throughout the duration of this Agreement.

4. Security Amount means amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, unearned premiums and reinsurance recoverables on paid and unpaid losses. The Ceding Company shall calculate the Security Amount in accordance with the valuation laws, regulations and actuarial guidelines to which the Ceding Company is subject on each valuation date.

5. The Ceding Company will provide to the Reinsurer an initial statement of the Security Amount on or before December 20, 2007, and thereafter annual statements of the Security Amount. Annual statements of Security Amount will be provided to the Reinsurer no later than 15 days before the end of each year that this Agreement remains in effect.

6. On or before December 31, 2007, the Reinsurer shall apply for and secure delivery to the Ceding Company of one or more clean, irrevocable, evergreen and unconditional letters of credit which meet the applicable laws and regulations of the State of New York and which are in substantial accord with the sample letter of credit attached as Exhibit B to this Amendment (the "Letter of Credit") for reinsurance ceded under this Agreement.

7. Such amount available for draw under the Letter(s) of Credit shall at all times equal or exceed the Security Amount reported by the Ceding Company in its most recent Security Amount statement for the reinsurance ceded under this Agreement. If such statement shows that the Security Amount is greater than the amount available for draw under the Letter(s) of Credit as of the statement date, the Reinsurer will provide an amendment to the Letter(s) of Credit by December 31st following delivery of such statement, increasing the amount available for draw to the extent necessary. If the Security Amount statement shows that the Security Amount is less than the amount available for draw, the Reinsurer may provide an amendment to the Letter(s) of Credit by December 31st following delivery of such statement releasing any unneeded credit.

8. If, as a result of a change in the relevant laws and regulations in either the Ceding Company's state of domicile or the State of New York, the Letter(s) of Credit provided for under this Amendment cease to be a valid form of security for the Ceding Company to receive credit for reinsurance ceded under this Agreement, the Reinsurer shall use commercially reasonable efforts to provide a reinsurance credit instrument satisfying the laws and regulations in the Ceding Company's state of domicile or the State of New York.

9. If, as a result of a change in the relevant laws or regulations in either the Ceding Company's state of domicile or the State of New York or a change in legal status by either the Ceding Company or the Reinsurer, a lower amount or different type of security is needed to maintain the Ceding Company's credit for reinsurance ceded under this Agreement, the Reinsurer may reduce the amount of security or change the type of security to meet the requirements. The Parties will cooperate in good faith to effectuate this provision.

10. In the event at any time the Letter(s) of Credit become unnecessary in order for the Ceding Company to receive credit for reinsurance ceded under this Agreement, this Amendment establishing the Letter(s) of Credit shall cease to apply, and all other terms and conditions of this Agreement shall remain in full force and effect.

11. Notwithstanding any other provision of this Agreement, the Ceding Company or any successor by operation of law of the Ceding Company, including without limitation any liquidator, rehabilitator, receiver or conservator of the Ceding Company, may draw upon such Letters of Credit at any time for any of the following purposes, with such amounts drawn to be applied without diminution because of insolvency of the Ceding Company or the Reinsurer:

       (a) To reimburse the Ceding Company for the Reinsurer's share of premiums returned to the owners of reinsured policies due to cancellation of such policies;

       (b) To reimburse the Ceding Company for the Reinsurer's share of surrenders and benefits or losses paid by the Ceding Company under the terms and provisions of the reinsured policies;

       (c) To fund an account with the Ceding Company for an amount at least equal to the deduction, for reinsurance ceded to the Reinsurer, from the Ceding Company's liabilities for the reinsured policies under this Agreement. Such amount shall include, but not be limited to, amounts for reinsured policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses (if applicable under this Agreement) and unearned premium reserves; and

       (d) To pay any other amounts that the Ceding Company claims are due under of this Agreement.

12. The Ceding Company shall return to the Reinsurer any amounts drawn on such Letters of Credit which are in excess of the actual amounts required for purposes of subparagraphs 11(a), 11(b), and 11(c) above. The Ceding Company shall return to the Reinsurer any amounts drawn on such Letters of Credit for the purpose of subparagraph 11(d) above that are subsequently determined not to be due.

13. The Ceding Company shall credit the Reinsurer interest quarterly, at the Prime Rate, on amounts held pursuant to subparagraph 11(c) above. For these purposes, the Prime Rate shall mean the rate (or average of the rates, if more than one (1) rate) published in The Wall Street Journal as of the last day of the applicable period for which the calculation is being made.

14. Payment to the Ceding Company by the bank issuing the Letters of Credit shall constitute a payment by the Reinsurer pursuant to this Agreement and shall discharge the Reinsurer of the obligation which gave rise to the draw on the Letters of Credit, provided however, the Reinsurer may later contest whether it had failed to reimburse or pay the Ceding Company as required by this Agreement.

15. If the Ceding Company makes demand of payment on the Letters of Credit, the Ceding Company shall provide a copy of the written request to the Reinsurer.

16. For each year in which this Agreement is in effect, the Reinsurer shall provide the Ceding Company a report meeting the requirements of section 125.5 of New York Regulation 20 and any other regulations or statutes in the State of New York pertaining to credit taken by a ceding insurer for reinsurance ceded to an unauthorized reinsurer. Such report shall be (a) in writing; (b) signed by an officer of the Reinsurer; and (c) provided to the Ceding Company no later than February 15 following the calendar year for which the Ceding Company's annual statutory financial statement is being filed. Further, the Reinsurer represents that no portion of the statutory reserves held by the Reinsurer for the Ceding Company's statutory reserve credit are ceded to any retrocessionaire. The Reinsurer agrees not to retrocede any statutory reserves held by it for the Ceding Company's statutory reserve credit without the prior written approval of the Ceding Company.

17. Each Party to this Agreement agrees to honor the terms set forth herein as if the Agreement were a separate agreement between the Reinsurer and each individually named Ceding Company. Balances payable or recoverable by each individually named Ceding Company shall not serve to offset any balances payable or recoverable to or from any other Ceding Company to this Agreement.

18. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that Hartford Life and Annuity Insurance Company is neither licensed nor accredited in the State of New York, and no security is being established for it pursuant to Section 2, above.

The provisions of this Amendment shall be subject to all terms and conditions of the Agreements which do not conflict with the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate on the dates shown below.

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:      /s/ Thomas P. kalmbach          Attest:  /s/ Donna R. Jarvis
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Donna R. Jarvis
Title:   Vice President                  Title:   Assistant Vice President
Date:    December 19, 2007               Date:    December 19, 2007

HARTFORD LIFE INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest:  /s/ Donna R. Jarvis
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Donna R. Jarvis
Title:   Vice President                  Title:   Assistant Vice President
Date:    December 19, 2007               Date:    December 19, 2007

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest:  /s/ Donna R. Jarvis
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Donna R. Jarvis
Title:   Vice President                  Title:   Assistant Vice President
Date:    December 19, 2007               Date:    December 19, 2007

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:                                      Attest:
Name:                                    Name:
Title:                                   Title:
Date:                                    Date:

HARTFORD LIFE INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest:  /s/ Donna R. Jarvis
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Donna R. Jarvis
Title:   Vice President                  Title:   Assistant Vice President
Date:    December 19, 2007               Date:    December 19, 2007

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest:  /s/ Donna R. Jarvis
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Donna R. Jarvis
Title:   Vice President                  Title:   Assistant Vice President
Date:    December 19, 2007               Date:    December 19, 2007

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:      /s/ [ILLEGIBLE]                 Attest:  /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Name:    [ILLEGIBLE]                     Name:    [ILLEGIBLE]
Title:   Assistant Vice President        Title:   Vice President
Date:    12/20/07                        Date:    12/20/2007

                                   EXHIBIT A

                       LISTING OF REINSURANCE AGREEMENTS

REINSURER'S                FORMER LNL
REFERENCE NO.            REFERENCE NO.         AGREEMENT TYPE        EFFECTIVE DATE
--------------------------------------------------------------------------------------
        N/A                   N/A           Life YRT              1/1/1995
        N/A                   N/A           Life YRT              10/1/1996
        N/A                   N/A           CO/I                  7/1/1997
      3183101                202/46         Life YRT              10/15/1999
        N/A                   N/A           Life YRT              12/1/2000
        N/A                   N/A           Life YRT              6/15/2001
        N/A                   N/A           Life YRT              6/15/2001

                                   EXHIBIT B

                            SAMPLE LETTER OF CREDIT

                   FOR INTERNAL IDENTIFICATION PURPOSES ONLY
                  Does Not Affect Terms of Letter of Credit or
                          Banks Obligation Thereunder

Our No.                                Other

Accountholder/Applicant
         (Reinsurer)

Beneficiary's State of Domicile

Irrevocable                            Issue Date:
Letter of Credit No.

To Beneficiary:       (Name)
                      (Address)

We have established this clean, irrevocable and unconditional Letter of Credit
in your favor as beneficiary for drawings up to U.S. $             effective
immediately. This Letter of Credit is issued, presentable and payable at our office at (issuing bank address) and expires with our close of business
on            .

The term Beneficiary includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator.

We hereby undertake to promptly honor your sight draft(s) drawn on us,
indicating our Credit Number             , for all or any part of this Credit
upon presentation of your draft drawn on us at our office specified in paragraph one on or before the expiration date hereof or any automatically extended expiry date.

Except as expressly stated herein, our undertaking is not subject to any agreement, requirement or qualification. The obligation of (issuing bank) under this Letter of Credit is the individual obligation of (issuing bank) and is in no way contingent upon reimbursement with respect thereto.

This Letter of Credit is deemed to be automatically extended without amendment for one year from the expiration date or any future expiration date, unless thirty days prior to such expiration date, we notify you by registered or certified mail that this Letter of Credit will not be renewed for any such additional period.

This Letter of Credit is subject to and governed by the Laws of the State of New York and the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 500) and, in the event of any conflict, the Laws of the State of New York will control. If this credit expires during an interruption of business as described in Article 17 of said Publication 500, the bank hereby specifically agrees to effect payment if this Credit is drawn against within 30 days after the resumption of business.

Very truly yours,

                                  AMENDMENT 1

This is an amendment to the Automatic Renewable Term Reinsurance Agreement between Hartford Life and Accident Insurance Company, Hartford Life Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as Ceding Company) and The Lincoln National Life Insurance Company (referred to as Reinsurer), dated June 15, 2001. The parties agree to the following:

     Effective June 1, 2002, the reinsurance rates per thousand for Protector Variable Life and Accumulator Variable Life are replaced by the ALB annual premium rates attached for both new business and in force policies. These ALB annual premium rates replace the ALB annual premium rates for Protector Variable Life and Accumulator Variable Life attached to Exhibit I.

In all other respects, said Agreement shall remain unchanged.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:      /s/ [ILLEGIBLE]                 Attest:  /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Title:   Vice President                  Title:   2nd Vice President
Date:    12/9/02                         Date:    12/9/02

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ [ILLEGIBLE]                 Attest:  /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Title:   [ILLEGIBLE]                     Title:   Assistant Vice President
Date:    10/25/02                        Date:    11/7/2002

                      2001 LINCOLN RE BASE RATES   MULTICLASS PRODUCTS
                      REVISED LINCOLN RE REINSURANCE BASE RATES FOR ACCUMULATOR AND PROTECTOR FOR ENHANCED STANDARD MALE NONNICOTINE PREFERRED

[Redacted]                           10/18/2002

                        AUTOMATIC YEARLY RENEWABLE TERM

                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      and
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                              FORT WAYNE, INDIANA

                          Effective: October 15, 1999

                                    ARTICLES

I.         Parties to the Agreement                                            2
II.        Reinsurance Coverage                                                2
III.       Liability                                                           4
IV.        Reinsurance Premiums                                                5
V.         Oversights                                                          7
VI.        Conversions                                                         7
VII.       Changes, Reductions and Terminations                                7
VIII.      Increase in Retention                                               9
IX.        Reinstatement                                                      10
X.         Expenses                                                           10
XI.        Claims                                                             10
XII.       Extra-Contractual Damages                                          13
XIII.      Inspection of Records                                              13
XIV.       DAC Tax - Section 1.848-2 (g)(8) Election                          13
XV.        Insolvency                                                         14
XVI.       Offset                                                             15
XVII.      Arbitration                                                        15
XVIII.     Termination                                                        16
XIX.       Entire Agreement and Amendments                                    17
XX.        Effective Date                                                     17
XXI.       Execution                                                          18

                                   SCHEDULES
                               A. Specifications
                            B. Basis of Reinsurance

                                    EXHIBITS
                            I. Reinsurance Premiums
                    II. Retention, Binding, and Issue Limits

                                   AMENDMENTS
                                    Number 1
                                    Number 2

                           FOREIGN NATIONAL EXHIBITS
            I. Underwriting Guidelines for Foreign National Business
                         II. Foreign National Loadings

                         TABLE TWO TO STANDARD PROGRAM
                          I. Eligibility Requirements

All Schedules and Exhibits attached will be considered part of this Reinsurance
                                   Agreement.

                                   ARTICLE I

                            PARTIES TO THE AGREEMENT

This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company) and The Lincoln National Life Insurance Company (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to each of the Hartford Life Companies individually, unless otherwise set forth herein.

                                   ARTICLE II

                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below or on a facultative basis, subject to the requirements set forth in Section B below or on a facultative obligatory basis, subject to the requirements set forth in Section C below. The specifications for all reinsurance under this Agreement are provided in Schedule A.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for automatic reinsurance as set forth below, Reinsurer will participate in a reinsurance pool whereby Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule
A. The requirements for automatic reinsurance are as follows:

1. The individual must be a resident of the United States or Canada at the time of application.

2. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. Any risk falling into the category of special underwriting programs will be excluded from this Agreement unless previously agreed to by the Reinsurer via a written amendment.

3. Any risk offered on a facultative basis by the Ceding Company to the Reinsurer or any other company will not qualify for automatic reinsurance under this Agreement for the same risk and same life.

4.  The maximum issue age on any risk will be age 90.

5.  The mortality rating on each individual risk

B.  Requirements for Facultative Reinsurance

1. If the requirements for automatic reinsurance are met, but the Ceding Company prefers to apply for facultative reinsurance with the Reinsurer, or if the requirements for automatic reinsurance are not met and the Ceding Company applies for facultative reinsurance with the Reinsurer, then the Ceding Company must submit to the Reinsurer all the papers relating to the insurability of the individual risk for facultative reinsurance.

2. For applications for facultative reinsurance, Ceding Company will send copies of all of the papers relating to the insurability of the individual risk to the Reinsurer. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the individual risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless accepted earlier.

3. Notwithstanding the above, if the requirements for automatic reinsurance are met except that the face amount of insurance applied for is greater than the Automatic Issue Limit, but does not exceed the Auto Process Limit, then the Ceding Company will submit to the Lead Reinsurer, (as designated in Schedule A), all papers relating to the insurability of the individual risk. The Lead Reinsurer shall review the papers to determine if the Pool should reinsure the risk, and, if so, on what basis. The Lead Reinsurer shall provide Ceding Company with a response within 24 hours of receipt of the papers. Approval of the Lead Reinsurer shall be binding on all other Pool members. This process shall be known as Automatic Processing and subject to the limitations in Exhibit II.

C.  Requirement for Facultative Obligatory Reinsurance

The Reinsurer agrees to a facultative obligatory arrangement whereby the Ceding Company may cede a risk to the Reinsurer and the Reinsurer agrees to accept the risk using the Ceding Company's underwriting evaluation, subject to the following conditions:

1. The requirements for automatic reinsurance specified in Article II must be met except that the total amount of insurance issued and applied for in all companies on each risk has exceeded the jumbo limits set forth in Exhibit II.

2. The arrangement is available on all policy forms covered under this Reinsurance Agreement except for term life insurance products.

3. The ceded risk is subject to the Facultative Obligatory Automatic Binding Limits as stated in Exhibit II.

4. The ceded risk is subject to the Facultative Obligatory Automatic Issue Limit is as stated in Exhibit II.

5. The Reinsurer provides the minimum facultative obligatory capacity as stated in Schedule A. However, to the extent that Reinsurer has already filled its available capacity on the risk, the Reinsurer may reduce the provided capacity by notifying the Ceding Company of the reduced capacity. Such notification must occur within 2 business days of the Ceding Company's request for facultative obligatory capacity on that risk.

D.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

E.  Policy Forms.

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III

                                   LIABILITY

A. The Reinsurer's liability for automatic reinsurance coverage will begin simultaneously with the Ceding Company's liability except for those risks which qualify for automatic reinsurance but are submitted on a facultative basis.

B. The Reinsurer's liability for facultative reinsurance coverage on the individual risk will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application for facultative reinsurance and the Ceding Company has accepted the offer.

C. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

D. The Reinsurer's liability for reinsurance coverage on each risk will terminate when the Ceding Company's liability terminates.

E. The liability of each pool member shall be separate and not joint with the other pool members.

F. Payment of reinsurance premiums is a condition precedent to reinsurance coverage.

G. The Reinsurer shall establish reserves on Reinsurer's portion of the policy on the reserve basis specified in Schedule B.

                                   ARTICLE IV

                              REINSURANCE PREMIUMS

A.  Computation.

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting.

1.  Payment of Reinsurance Premiums.

For automatic and facultative reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes and terminations.

If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company sixty days after the Ceding

Company submits the statement.

2.  Non-Payment of Premium

If reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on those policies listed on the delinquent monthly statement by giving the Ceding Company ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned.

3.  Reinstatement

The Ceding Company may reinstate the risks terminated due to non-payment of reinsurance premium within sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

4.  Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.  Detailed Listing

The Ceding Company will send the Reinsurer a detailed listing of all reinsurance in force as of the close of the immediately preceding calendar year.

6.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept reinsurance premiums at the current level, the Reinsurer reserves the right to increase the reinsurance premiums but only when the Ceding Company increases the cost of insurance rates to the policy owner. The increase to the reinsurance premium shall be no more than proportional to the increase to the policy owner's cost of insurance rates.

                                   ARTICLE V

                                   OVERSIGHTS

If there is an unintentional oversight or misunderstanding in the administration of this Agreement by Ceding Company or Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight or misunderstanding is first discovered. Both Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred.

                                   ARTICLE VI

                                  CONVERSIONS

Conversions from existing term plans of insurance reinsured under this Agreement will be reinsured using the YRT premiums attached as Exhibit I on a point-in-scale basis up to the original face amount. The converted policy will be reinsured with the Reinsurer in the same proportion as was determined for the original term policy.

                                  ARTICLE VII

                      CHANGES, REDUCTIONS AND TERMINATIONS

A.  Replacement or Change

If there is a contractual change or non-contractual replacement of the insurance reinsured under this Agreement where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required, the insurance may continue to be reinsured with the Reinsurer provided it meets the minimum reinsurance cession amount stated in Schedule A. If a non-contractual change is requested on a facultatively reinsured policy, the Reinsurer must consent to the change.

B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

       a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

       b. The increase is not subject to new underwriting evidence, then Reinsurer will accept automatically the increase in reinsurance but not to exceed the automatic binding limit.

2. If the policy face amount increases, the Ceding Company's retention will be filled first, then any remaining risk of the increase will be ceded to the Reinsurer as of the effective date of the increase. If the policy face amount is reduced, the reinsurance will be reduced first, thereby maintaining the Ceding Company's retention. Reinsurer will refund to Ceding Company all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

3. In the event of a reduction in the face amount of a policy which was ceded facultatively, the Reinsurer's percentage of the reduced face amount should be the same percentage of the initial reinsurance ceded.

4. Increases in face amount of policies reinsured on a facultative basis, will be submitted to the Reinsurer for acceptance.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by Ceding Company on an individual life reduces or terminates any reinsurance under this Agreement based on the same life may also be reduced or terminated. Ceding Company will reduce the reinsurance by applying the retention limits that were in effect at the time each policy was issued. Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

The reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured, thereby reducing or terminating the oldest risks first.

D.  Multiple Reinsurers

If a risk is shared by more than one Reinsurer, Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

F.  Facultative

On facultative reinsurance, if Ceding Company wishes to reduce the mortality rating, this reduction will be subject to and reinsured under the facultative provisions of this Agreement.

                                  ARTICLE VIII

                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance under this Agreement when the retention limit increases. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then

1. The Ceding Company must reduce the reinsurance on each individual life on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

2. No recapture will be made to reinsurance on an individual life if (a) the Ceding Company retained a special retention limit less than the maximum retention limit in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain insurance on the risk.

3. The Ceding Company must increase its total amount of insurance on the risk up to the new retention limit by reducing the reinsurance. If a risk is shared by more than one Reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same as the initial percentage on the individual risk.

4. Upon increasing the retention limit, the reduction in reinsurance will become effective on the next annual premium anniversary of those policies that have been inforce for at least ten (10) years.

                                   ARTICLE IX

                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases:

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premiums under the policy. When the Ceding Company reinstates the policy, the reinsurance will be automatically reinstated.

B.  Facultative Cases:

If the Ceding Company requires reinstatement evidence of insurability, the Ceding Company will submit it to the Reinsurer for approval. In such cases, the Reinsurer's approval is required for the reinsurance to be reinstated. Upon the Reinsurer's approval, the Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premium under the policy.

                                   ARTICLE X

                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                   ARTICLE XI

                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule A. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

1.  Automatic Reinsurance on a Risk

If a claim is made on a risk reinsured automatically under this Agreement and is not contested by the Ceding Company, Reinsurer will abide by the issue as the Ceding Company settles it. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Ceding Company will receive payment of the reinsurance proceeds from the Reinsurer when the Ceding Company makes the settlement of the policy proceeds and delivers a copy of the proof of death, check copy or proof of payment and the claimant's statement to the Reinsurer.

2.  Facultative Reinsurance on a Risk

If a claim is made on a risk reinsured facultatively under this Agreement, the Ceding Company shall submit to Reinsurer all relevant and/or requested documents and papers related to the claim along with Ceding Company's recommendation. Ceding Company shall then wait five days from the date of mailing during which time Reinsurer shall have the opportunity to advise Ceding Company of its consent or disagreement with the recommendation. In the event Reinsurer does not contact Ceding Company within the five-day period, Reinsurer shall be deemed to have approved the recommendation and Ceding Company shall be authorized to act accordingly. The Ceding Company will receive payment of the reinsurance proceeds from Reinsurer when Ceding Company makes the settlement of the policy proceeds and delivers proof of payment to the Reinsurer.

3.  Payment of Reinsurance Proceeds

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest a claim reinsured under this Agreement or to assert defenses. If the Ceding Company's contest of such claim results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's share of the increase or decrease shall be proportional to their share of the net amount at risk on the date of death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of the liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims: These expenses may include compensation of agent and employees and the cost of routine investigations such as inspection reports.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the net amount at risk for the Ceding Company and Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Contestable Period

If, during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

I.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation or misstatement on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

                                  ARTICLE XII

                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages which are awarded against the Ceding Company as a result of acts, omissions or course of conduct committed by the Ceding Company in connection with the insurance reinsured under this Agreement.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which the Reinsurer was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.

                                  ARTICLE XIII

                             INSPECTION OF RECORDS

Each party will have the right, at any reasonable time and upon reasonable notice, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                  ARTICLE XIV

                                    DAC TAX
                         SECTION 1.848-2(g)(8) ELECTION

A. The Reinsurer and the Ceding Company hereby agree to the following pursuant to section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992 under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1993 and for all subsequent taxable years for which this Agreement remains in effect.

B.  The terms used in this Article are defined by reference to Regulation
Section 1.848-2 in effect December 1992.

C. The party with net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of section 848(c)(1).

D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

E. The Ceding Company will submit to the Reinsurer by May 1st of each year a schedule of the calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that such net consideration will be reported in the tax return for the preceding calendar year.

F. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of receipt of Ceding Company's calculation. If the Reinsurer does not notify the Ceding Company, Reinsurer will report the net consideration as determined by the Ceding Company in the tax return for the preceding calendar year.

G. If the Reinsurer contests the Ceding Company's calculation of the net consideration, both parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits their alternative calculation. If both parties reach agreement on an amount of net consideration, both parties shall report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE XV

                                   INSOLVENCY

A.  Insolvency of Reinsurer

If the Reinsurer becomes insolvent as determined by the Department of Insurance responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. The Ceding Company may recapture all reinsurance ceded under this Agreement without charge or penalty as of the date Reinsurer fails to meet its obligations under this Agreement.

B.  Insolvency of Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company or Hartford Life and Annuity Insurance Company should become insolvent, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver or statutory successor will give written notice of a pending claim against Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVI

                                     OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                  ARTICLE XVII

                                  ARBITRATION

Any disagreement, controversy, or claim arising out of or relating to this Agreement between the Reinsurer and any one of the Hartford Life Companies will be settled by arbitration. There will be three arbitrators chosen among current or retired officers of life insurance companies other than parties or their affiliates. Each party to the dispute will appoint one of the arbitrators and these two arbitrators will select the third arbitrator. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose a third arbitrator before entering upon arbitration. If the two arbitrators fail to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

Arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association that will be in effect on the date of delivery of demand for arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. The site of any arbitration will be determined by a majority vote of the arbitrators. All expenses and fees of the arbitration will be borne equally by the parties unless otherwise decreed by the arbitrators.

The award agreed to by a majority of the arbitrators will be final and binding and there will be no appeal from their decision. Judgment may be entered upon it in any court having jurisdiction.

                                 ARTICLE XVIII

                                  TERMINATION

A. Each Hartford Life Insurance Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all automatic reinsurance that becomes effective prior to termination of this Agreement. After termination the terminating parties shall be liable for all automatic and facultative reinsurance which has an application date on or before the effective date of the termination.

D. Termination by one or two of the Hartford Life Companies shall not affect this Agreement as it relates to the non-terminating Hartford Life Company (ies).

                                  ARTICLE XIX

                         ENTIRE AGREEMENT AND AMENDMENT

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits, shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

                                   ARTICLE XX

                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after October 15, 1999.

                                  ARTICLE XXI

                                   EXECUTION

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY FORT WAYNE, INDIANA

By      /s/ [ILLEGIBLE]               Attest  /s/ [ILLEGIBLE]
        ----------------------------          ----------------------------
Title   [ILLEGIBLE] Vice President    Title   ASSISTANT SECRETARY
Date    8-10-00                       Date    8-9-00

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch          Attest  /s/ Thomas P. Kalmbach
        ----------------------------          ----------------------------
        Timothy M. Fitch, FSA, CLU            Thomas P. Kalmbach, FSA,
        Vice President Individual             MAAA Director, Individual
        Life Product & Marketing              Life Pricing
Date    4/27/2000                     Date    4/27/2000

                                   SCHEDULE A

                                 SPECIFICATIONS

TYPE OF BUSINESS    Individual life insurance issued by the Ceding Company

REINSURANCE POOL SHARE

[Redacted]

FACULTATIVE OBLIGATORY

PLANS OF INSURANCE
POLICY TYPES                                                      RIDERS
--------------------------------------------------------------------------------------------
Interest Sensitive Whole Life Stag Universal   Other Covered Insured (UL)
Life
ART, 5, and 10 Yr Term (NY)                    Term Rider (on base or other insured)
Stag Variable Life                             Additional Insurance Benefit Rider (ISWL)
Artisan Variable Life                          Increase in Coverage Option Rider (VL)
Protector Variable Life                        Cost of Living Rider (UL)
One Year Term                                  Waiver of Premium
Accumulator Variable Life Life Solutions I UL  ADB Benefit (not reinsured)
Life Solutions II UL                           Deduction Amount Waiver Rider
LBS I UL                                       Waiver of Monthly Deduction
Universal Life V                               Additional Purchase Option Rider
20 Year Term
Single Premium Variable Life
 (fully underwritten only)

MINIMUM REINSURANCE [Redacted]
CESSION

LEAD REINSURER [Redacted]

                                   SCHEDULE B

                              BASIS OF REINSURANCE

LIFE PRODUCTS

Life reinsurance will be on the yearly renewable term (YRT) basis for the amount at risk on the portion of the policy reinsured by Reinsurer. The amount at risk on a policy shall be the death benefit of the policy less the amount retained by the Ceding Company, less the cash value under the policy. The basis for determining Reinsurer's liability shall be the amount at risk used for computation of the reinsurance premium.

EXCHANGES

Exchanges from one single life plan reinsured under this agreement to a different single life plan, for the purpose of allowing the policyowner premium flexibility (UL) or potentially higher investment return (VL), will be reinsured hereunder as new business at first year reinsurance rates if the new plan has been fully underwritten and has new contestable and suicide exclusion periods. Otherwise, the reinsurance rates will be point-in-scale.

RESERVE BASIS

[Redacted]

                                   EXHIBIT I

                              REINSURANCE PREMIUMS

1.  LIFE REINSURANCE PREMIUM

[Redacted]

2.  FLAT EXTRA PREMIUMS

[Redacted]

4.  RIDERS

Term riders, cost of living riders, and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. Waiver of premium rates are attached and are per dollar of annualized amount. Deduction amount waiver rates (also called "waiver of monthly deductions") are attached, and the charge for this benefit is a rate times the monthly deduction amount. Our retention on both types of waivers is proportional to our retention on the death benefit.

                                   EXHIBIT II

                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                               Effective 10/15/99

                                   [Redacted]

RETENTION LIMIT

Issue Age             Standard -- Table F             Table G -- Table P

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)

Issue Age             Standard -- Table F             Table G -- Table P

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)

Issue Age             Standard -- Table F             Table G -- Table P

AUTOMATIC PROCESSING LIMIT (INCLUDES RETENTION)

Issue Age             Standard -- Table F             Table G -- Table P

FACULTATIVE OBLIGATORY AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)

Issue Age             Standard -- Table F             Table G -- Table P

FACULTATIVE OBLIGATORY AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)

Issue Age             Standard -- Table F             Table G -- Table P

JUMBO LIMIT

Issue Age             Standard -- Table F             Table G -- Table P

                               AMENDMENT NUMBER 1

This Amendment, effective October 15, 1999, is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, AND HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999.

The Reinsurer and Ceding Company agree that the Ceding Company's Foreign National business will be reinsured under the terms of this Agreement except for the following differences:

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
[ILLEGIBLE]

By       /s/ [ILLEGIBLE]                 Attest   /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Title    [ILLEGIBLE]                     Title    Assistant Secretary
Date     8-10-00                         Date     8-9-00

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By       /s/ Timothy M. Fitch            Attest   /s/ Tom Kalmbach
         ------------------------------           ------------------------------
         Timothy M. Fitch, FSA, CLU               Tom Kalmbach, FSA, MAAA
         Vice President Individual Life           Director Individual Life
         Product & Marketing                      Product Development
Date     4/27/2000                       Date     4/27/2000

                           FOREIGN NATIONAL EXHIBIT I

             UNDERWRITING GUIDELINES FOR FOREIGN NATIONAL BUSINESS

                          FOREIGN NATIONAL EXHIBIT II

              FOREIGN NATIONAL LOADINGS PER $1,000 OF FACE AMOUNT

REGION                     COUNTRIES                  LOADINGS
------------------------------------------------------------------------------
Latin America & Caribbean  Argentina
                           Brazil
                           Chile
                           Costa Rica
                           Dominican Republic
                           Mexico
                           Panama
                           Paraguay
                           Uruguay
                           Venezuela
                           Cayman Islands
                           Belize
                           Virgin Islands

Western Europe             Austria
                           Belgium
                           Denmark
                           Finland
                           France
                           Germany (Reunified)
                           Greece
                           Ireland
                           Italy
                           Netherlands
                           Norway
                           Portugal
                           Spain
                           Sweden
                           Switzerland
                           United Kingdom

Far East                   Hong Kong
                           Japan
                           Malaysia
                           Philippines
                           Singapore
                           Taiwan
                           South Korea
                           Australia

                               AMENDMENT NUMBER 2

This Amendment, effective October 15, 1999, is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999.

Although the Reinsurer is not participating, the Reinsurer agrees that effective March 15, 2000, the Ceding Company will be allowed to participate in a Table Two to Standard Program as outlined in the Table Two to Standard Program Exhibit I.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
(FORT WAYNE, INDIANA)

By       /s/ [ILLEGIBLE]                 Attest   /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Title    [ILLEGIBLE]                     Title    Assistant Secretary
Date     8-10-00                         Date     8-9-00

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By       /s/ Timothy M. Fitch            Attest   /s/ Tom Kalmbach
         ------------------------------           ------------------------------
         Timothy M. Fitch, FSA, CLU               Tom Kalmbach, FSA, MAAA
         Vice President Individual Life           Director Individual Life
         Product & Marketing                      Product Development
Date     4/27/2000                       Date     4/27/2000

                                   EXHIBIT I
              TABLE 2 TO STANDARD PROGRAM EFFECTIVE MARCH 15, 2000
                                   [Redacted]

ELIGIBILITY REQUIREMENTS

ALLOCATION OF CASES AMONG THE PROGRAM, CEDING COMPANY'S RETENTION, AND THE POOL

                               AMENDMENT NUMBER 3

This Amendment is made by and between the three HARTFORD LIFE COMPANIES, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999 (referred to as the Reinsurance Agreement).

1. Effective October 1, 2000, Schedule A of the Reinsurance Agreement shall be amended to

2. This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By      /s/ [ILLEGIBLE]                  Attest  /s/ [ILLEGIBLE]
        -------------------------------          -------------------------------
Title   Vice President                   Title   Assistant Secretary
Date    3/12/01                          Date    3/8/2001

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch             Attest  /s/ Tom Kalmbach
        -------------------------------          -------------------------------
        Timothy M. Fitch, FSA, CLU               Tom Kalmbach, FSA, MAAA
        Vice President                           Director
        Individual Life Product &                Individual Life Product
        Marketing                                Development
Date    1/24/01                          Date    1/24/2001

                                   SCHEDULE A
                                 SPECIFICATIONS
                                (OCTOBER 1,2000)

TYPE OF BUSINESS             Individual life insurance issued by the Ceding
                             Company

REINSURANCE POOL SHARE       Reinsurer shall automatically reinsure of the
                             amount at risk on a policy reinsured by the Pool.

FACULTATIVE OBLIGATORY       [Redacted]

PLANS OF INSURANCE
POLICY TYPES                                            RIDERS
----------------------------------------------------------------------------------------------------------------
Interest Sensitive Whole Life                           Other Covered Insured (UL)
Stag Universal Life                                     Term Rider (on base or other insured)
ART, 5, and 10 Yr Term (NY)                             Additional Insurance Benefit Rider (ISWL)
Stag Variable Life                                      Increase in Coverage Option Rider (VL)
Artisan Variable Life                                   Cost of Living Rider (UL)
Protector Variable Life                                 Waiver of Premium
One Year Term                                           ADB Benefit (not reinsured)
Accumulator Variable Life                               Deduction Amount Waiver Rider
Life Solutions I UL                                     Waiver of Monthly Deduction
Life Solutions II UL                                    Additional Purchase Option Rider
LBS I UL                                                Guaranteed COI Benefit Rider
Universal Life V
20 Year Term
Single Premium Variable Life
 (fully underwritten only)

MINIMUM REINSURANCE CESSION
[Redacted]

LEAD REINSURER
[Redacted]

                               AMENDMENT NUMBER 4

This Amendment is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY(collectively referred to as the Ceding Company) AND THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999 (referred to as the Reinsurance Agreement).

Effective June 1, 2002, the reinsurance rates per thousand for Protector Variable Life and Accumulator Variable Life are replaced by the ALB annual premium rates attached for both new business and in force policies. These ALB annual premium rates replace the ALB annual premium rates for Protector Variable Life and Accumulator Variable Life attached to Exhibit I.

In all other respects, said Agreement shall remain unchanged.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By      /s/ [ILLEGIBLE]               Attest  /s/ [ILLEGIBLE]
        ----------------------------          ----------------------------
Title   Vice President                Title   2nd Vice President
Date    3/27/03                       Date    3/27/03

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ [ILLEGIBLE]               Attest  /s/ [ILLEGIBLE]
        ----------------------------          ----------------------------
        Timothy M. Fitch, FSA, CLU            Thomas P. Kalmbach, FSA,
                                              MAAA
        Senior Vice President                 Assistant Vice President
        Individual Life Product &
        Marketing
Date    3/4/2003                      Date    2/28/2003

                                  AMENDMENT 5
                            EFFECTIVE JUNE 22, 2006

                                     TO THE

                             REINSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 15, 1999

                                    BETWEEN

                 HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY,
                        HARTFORD LIFE INSURANCE COMPANY,
                                      AND
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                 ("REINSURER")

                                    RECITALS

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company and Reinsurer wish to amend or modify the Agreement.

NOW, THEREFORE for good and valuable considerations, receipt of which is hereby acknowledged, Ceding Company and Reinsurer hereby agree as follows:

                                   AMENDMENT

The parties hereby agree that the Ceding Company will no longer cede and the Reinsurer will no longer accept reinsurance under this Agreement for policies issued on or after June 22, 2006. Reinsurance that is now in force under this Agreement will continue to be governed by the terms and conditions of the Agreement until the termination or expiration of all such reinsurance.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

Single Life Excess Pool -- Amendment 5
Between HLA, HLIC, HLAIC and Lincoln
Effective 10/15/1999

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of June 22, 2006.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:      /s/ Jeffrey Rosenberg           Attest:  /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Name:    Jeffrey Rosenberg               Name:    [ILLEGIBLE]
Title:   Vice President                  Title:   Vice President
Date:    7/13/06                         Date:    7/13/06

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY,
AND
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest:  /s/ Mike Roscoe
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Mike Roscoe
Title:   Vice President Individual Life  Title:   Vice President, Individual
         Product                                  Life Product Development
Date:    7/6/2006                        Date:    7/6/2006

Single Life Excess Pool -- Amendment 5
Between HLA, HLIC, HLAIC and Lincoln
Effective 10/15/1999

                                  AMENDMENT 6
                            EFFECTIVE JUNE 25, 2002

                                     TO THE

             AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 15, 1999

                                    BETWEEN

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY

                                      AND

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                 ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Reinsurer has agreed to automatically reinsure a policy that did not otherwise qualify for Automatic Reinsurance when it was issued.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. The above recitals are true and accurate and are incorporated herein.

       2. The policy listed below shall be reinsured, on an Automatic Reinsurance basis, under the terms of the Agreement.

       3. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.

       4. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

Single Life Excess Treaty- Effective 10/15/1999
Between HLA, HLIC, HLAIC and Lincoln National
Amendment #6 -- Effective 06/25/2002

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:     /s/ Jeremy Lane                 Attest: /s/ Brian K. Carteaux
        ------------------------------          ------------------------------
Name:   Jeremy Lane                     Name:   Brian K. Carteaux
Title:  Vice President                  Title:  Vice President
Date:   11/21/2011                      Date:   11/21/11

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Paul Fischer                Attest: /s/ Michael Roscoe
        ------------------------------          ------------------------------
Name:   Paul Fischer, FSA, MAAA         Name:   Michael Roscoe, FSA, MAAA
Title:  Assistant Vice President and    Title:  Senior Vice President
        Actutary Individual Life                Individual Life Product
        Product Management                      Management
Date:   12/1/11                         Date:   12/2/11

Single Life Excess Treaty- Effective 10/15/1999
Between HLA, HLIC, HLAIC and Lincoln National
Amendment #6 -- Effective 06/25/2002

                                    2